                                                                    EXHIBIT 21.1

                             *LIST OF SUBSIDIARIES

                                                                                                      JURISDICTION OF
                               NAME                                  % OF OWNERSHIP BY THE COMPANY     INCORPORATION
------------------------------------------------------------------   -----------------------------    ---------------
BMJ Capital Corp..................................................                100%                  Delaware
BMJ of Bethlehem, Inc.............................................                100%                  Delaware
BMJ of Chandler, Inc..............................................                100%                  Delaware
BMJ IPA of Florida, Inc...........................................                100%                  Delaware
BMJ of Glendale, Inc..............................................                100%                  Delaware
BMJ of Bakersfield, Inc...........................................                100%                  Delaware
BMJ of Lake Tahoe, Inc............................................                100%                  Delaware
BMJ of North Broward, Inc.........................................                100%                  Delaware
BMJ of San Antonio, Inc...........................................                100%                  Delaware
BMJ of Santa Barbara, Inc.........................................                100%                  Delaware
Surgical Associates of Bakersfield Limited Partnership............                 50%                 California
Surgical Associates of Lake Tahoe, Limited Partnership............                 50%                   Nevada
Surgical Associates of North Broward, Limited Partnership.........                 50%                   Florida
Orthopedic Management Network, Inc................................                100%                   Arizona
Valley Sports Surgeons, Inc.......................................                100%                  Delaware

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* As of March 31, 1998